EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2015

Company	State of Organization	Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware	LTC‑Ohio, Inc.	Delaware
Bakersfield‑LTC, Inc.	Delaware	LTC‑Richmond, Inc.	Nevada
Beaumont Real Estate Investments, LP	Texas	L‑Tex GP, Inc.	Delaware
Broadway Real Estate Investments, Inc.	Delaware	L‑Tex LP Corporation	Delaware
BV Holding‑LTC, Inc.	Delaware	Memorial Park Real Estate Investments, Inc.	Delaware
Coronado Corporation	Delaware	Merritt Island Real Estate Investments, Inc.	Delaware
CPP Investments, Inc.	Delaware	Mission Real Estate Investments, Inc.	Delaware
Daytona Beach Real Estate Investments, Inc.	Delaware	Missouri REI, Inc.	Delaware
East New Mexico, Inc.	Delaware	Missouri River Corporation	Delaware
Education Property Investors, Inc.	Nevada	MLREI Holdings, Inc.	Delaware
Florida‑LTC, Inc.	Nevada	Monroeville Real Estate Investments, Inc.	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware	Mountain States Real Estate Investments, Inc.	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware	MS‑FL Real Estate Investments, Inc.	Delaware
Hewitt Real Estate Investments, Inc.	Delaware	MW Real Estate Investments, LLC	Illinois
Juniper Assisted Living Residence I, LLC	Delaware	New Mexico Real Estate Investments, Inc.	Delaware
JVC Holdings, Inc.	Delaware	Newberry Real Estate Investments, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware	NMKS Holdings, Inc.	Delaware
JVCO Real Estate Investments, Inc.	Delaware	NMKS Real Estate Investments, Inc.	Delaware
JVFH Real Estate Investments, Inc.	Delaware	North Carolina Real Estate Investments, LLC	North Carolina
JVWL Real Estate Investments, Inc.	Delaware	Ohio Springs Real Estate Investments, Inc.	Delaware
Kansas‑LTC Corporation	Delaware	Park Villa Corporation	Delaware
Lakes Real Estate Investments, Inc.	Delaware	PENN‑IND Real Estate Investments, Inc.	Delaware
LTC GP I, Inc.	Delaware	PGMA Real Estate Investments, Inc.	Delaware
LTC GP VI, Inc.	Delaware	RC Real Estate Investments, Inc.	Delaware
LTC West, Inc.	Nevada	Red Oak Real Estate Investments, Inc.	Delaware
LTC‑Dearfield, Inc.	Nevada	Skilled Healthcare Holdings, Inc.	Delaware
LTC‑DS, Inc.	Delaware	South Hills Real Estate Investments, Inc.	Delaware
LTC‑Finance, Inc.	Delaware	Stephenville Real Estate Investments, Inc.	Delaware
LTC‑Gardner, Inc.	Delaware	SWTX Real Estate Investments, Inc.	Delaware
LTC‑Griffin, Inc.	Nevada	Texas‑LTC Limited Partnership	Texas
LTC‑Jonesboro, Inc.	Nevada	Texas‑LTC Woodridge Limited Partnership	Delaware
LTC‑K1 Inc.	Delaware	Tupelo Real Estate Investments, Inc.	Delaware
LTC‑K2 Limited Partnership	Delaware	TXMS Real Estate Investments, Inc.	Delaware
LTC‑K2 LP, Inc.	Delaware	Vacaville‑LTC, Inc.	Delaware
LTC‑K2, Inc.	Delaware	Virginia‑LTC, Inc.	Nevada
LTC‑Lake Forest, Inc.	Delaware	WISL Investments, Inc.	Wisconsin
LTC‑New Mexico, Inc.	Nevada